Exhibit 99

                        Southcoast Financial Corporation
                                  News Release

                              Southcoast Announces
                                Six Month Results

Mt. Pleasant, S.C., July 10, 2003 / PRNewswire / - Southcoast Financial Corporation (OTCBB: SOCB) announced that its unaudited net income increased by 44% for the six months ended June 30, 2003 as compared to the six months ended June 30, 2002. For the six months ended June 30, 2003, net income was $734,000 or $.48 per share compared to $511,000 or $.34 per share. Total assets as of June 30, 2003 were $220.3 million compared to $156.1 million as of June 30, 2002, an increase of 41.1%. Chairman and Chief Executive Officer, L. Wayne Pearson said, "We are very pleased with the growth of the Corporation during the first six months of 2003. Our focus remains to enhance shareholder value and to bring the highest level of service to our customers. The continued growth and expansion of the Charleston area market has enabled Southcoast to continue to increase assets and grow revenues."

Deposits increased to $ 166.1 million, up 36.8% from June 30, 2002. Loans during the same period grew 51.1% to $185.3 million. The allowance for loan losses as a percentage of loans was 1.15% as of June 30. 2003. The growth in deposits was attributable to the continued maturing of the branch network and the effectiveness of the bank's marketing campaign.

For the six months ended June 30, 2003, the corporation had unaudited pre-tax income of $1,146,501, and net income of $734,061, or $.48 per basic share. This compares to pre-tax income of $829,697 and net income of $511,216, or $.34 per basic share for the six months ended June 30, 2002. The continued increase in earning assets and the additional revenue generated from loans sold and deposit fees, more than offset the increased operating expenses associated with the expansion of the branch network and operations area.

For the quarter ended June 30, 2003, the corporation had unaudited pre-tax income of $597,842, and net income of $382,020, or $.25 per basic share. This compares to pre-tax income of $442,655 and net income of $267,045, or $.18 basic per share for the quarter ended June 30, 2002.

The Corporation currently operates five banking centers. Construction is progressing on new branch banking locations in Summerville and Goose Creek. These locations are expected to open later this year. " We expect to continue our branch expansion program over the next several years and we look forward to the opportunity to provide our personalized service to these new locations", Pearson noted.

Southcoast Financial Corporation headquartered in Mt. Pleasant, South Carolina, is the holding company of Southcoast Community Bank. The Bank, which opened for business July 20, 1998, is a state chartered commercial bank operating from its main office at 530 Johnnie Dodds Boulevard in Mt. Pleasant, South Carolina. Trading in Southcoast Financial Corporation's common stock is reported on the Over The Counter Bulletin Board under the symbol SOCB. Information about the corporation is available on our web site, www.southcoastbank.com.

This press release  contains  forward-looking  statements  about branch openings
within  the  meaning  of  the   Securities   Litigation   Reform  Act  of  1995.
Forward-looking statements give our expectations or forecasts of future events.

Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward looking-statements can be guaranteed. Our actual results may vary materially, and there are no guarantees about the performance of our stock.

We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future results or otherwise. You are advised, however, to consult any future disclosures we make on related subjects in our reports to the SEC.

SOURCE   Southcoast Financial Corporation
/ Contact Robert M. Scott, Executive Vice President and
   Chief Financial Officer, (843) 884-0504

                        Southcoast Financial Corporation
                       Consolidated Statement of Condition

                 ( Dollars in thousands, except per share data)

                                                        June 30          June 30        December 31      December 31     December 31
                                                          2003             2002            2002             2001            2000
                                                          ----             ----            ----             ----            ----
                                                      (Unaudited)      (Unaudited)       (Audited)        (Audited)      (Audited)
Assets
Cash and due from banks ........................       $ 11,321        $  3,685         $  5,490         $  6,627         $  3,943
Federal Funds sold .............................          7,916           8,304           14,583              560            1,350
Investments ....................................          6,837          13,030            7,263            8,283            4,978
Loans:
 Commercial ....................................         87,334          64,423           78,793           45,409           27,939
 Mortgage ......................................         93,515          53,181           61,158           50,780           44,365
 Consumer ......................................          4,429           4,968            5,117            4,888            3,071
                                                       --------        --------         --------         --------         --------

  Total loans ..................................        185,278         122,572          145,068          101,077           75,375
Less: Allowance for loan Losses ................          2,071           1,466            1,656            1,215              941
                                                       --------        --------         --------         --------         --------

Net loans ......................................        183,207         121,106          143,412           99,862           74,434
Fixed assets ...................................          8,579           8,384            8,055            7,749            6,170
Other assets ...................................          2,481           1,588            2,366            1,227            1,253
                                                       --------        --------         --------         --------         --------

    Total Assets ...............................       $220,341        $156,097         $181,169         $124,308         $ 92,128
                                                       ========        ========         ========         ========         ========

Liabilities & Shareholders' Equity
Deposits:
 Non interest bearing ..........................       $ 26,060        $ 12,363         $ 17,393         $ 12,667         $  9,241
 Interest bearing ..............................        140,004         108,992          115,262           69,189           56,931
                                                       --------        --------         --------         --------         --------

  Total deposits ...............................        166,064         121,355          132,655           81,856           66,172
Other borrowings ...............................         28,700          17,400           23,500           30,400           16,225
Other liabilities ..............................          1,069           1,239            1,304              572              579
                                                       --------        --------         --------         --------         --------

   Total liabilities ...........................        195,833         139,994          157,459          112,828           82,976

Trust Preferred ................................         11,000           4,000           11,000                0                0
Shareholders' Equity
 Common Stock ..................................         11,433          11,363           11,379           11,340            9,669
 Retained Earnings (deficit) ...................          2,075             740            1,331              209             (517)
                                                       --------        --------         --------         --------         --------

   Total shareholders' equity ..................         13,508          12,103           12,710           11,549            9,152
                                                       --------        --------         --------         --------         --------
   Total Liabilities and
    Shareholders' Equity .......................       $220,341        $156,097         $181,169         $124,377         $ 92,128
                                                       ========        ========         ========         ========         ========

Book value per share ...........................       $   8.79        $   7.97**       $   8.36**       $   7.63**       $   6.94

Reserve to Loans Ratio .........................           1.15%           1.20%            1.15%            1.20%            1.25%

**  Reflects stock dividends in 2003,2002 and  2001

                        Southcoast Financial Corporation
                          Consolidated Income Statement
                (Dollars in thousands, except earnings per share)

                                                                      Six Months Ended                     Three Months Ended
                                                                      ----------------                     ------------------
                                                                June 30,            June 30,           June 30,            June 30,
                                                                  2003               2002                2003                2002
                                                                  ----               ----                ----                ----
                                                              (Unaudited)         (Unaudited)         (Unaudited)       (Unaudited)
Interest Income
 Interest and fees on loans ........................          $    5,483          $    4,126          $    2,932          $    2,134
 Interest on investments ...........................                 166                 147                  84                  95
 Interest on Fed funds sold ........................                  86                  79                  34                  55
                                                              ----------          ----------          ----------          ----------

   Total interest income ...........................               5,735               4,352               3,050               2,284

Interest expense ...................................               2,226               1,759               1,111                 979
                                                              ----------          ----------          ----------          ----------

   Net interest income .............................               3,509               2,593               1,939               1,305
Provision for loan losses ..........................                 425                 259                 305                 154
                                                              ----------          ----------          ----------          ----------

   Net interest after provision ....................               3,084               2,334               1,634               1,151

Other non interest income ..........................                 984                 875                 524                 484
                                                              ----------          ----------          ----------          ----------

   Total operating income ..........................               4,068               3,209               2,158               1,635

Non-interest expense
 Salaries and benefits .............................               1,829               1,430                 965                 729
 Occupancy and equipment ...........................                 522                 410                 278                 206
 Other expenses ....................................                 571                 529                 317                 257
                                                              ----------          ----------          ----------          ----------

   Total non- interest expense .....................               2,922               2,369               1,560               1,192

Income before taxes ................................               1,146                 840                 598                 443


Income tax expense .................................                 412                 329                 216                 176
                                                              ----------          ----------          ----------          ----------

Net income .........................................          $      734          $      511          $      382          $      267

Basic net income per common share ..................          $     0.48          $     0.34          $     0.25          $     0.18

Diluted net income per common share ................          $     0.46          $     0.32          $     0.24          $     0.17

Average number of common shares
    Basic ..........................................           1,529,445           1,524,113           1,531,191           1,524,807
    Diluted ........................................           1,597,771           1,582,512           1,602,225           1,587,325

                        Southcoast Financial Corporation
                         Selected Performance Indicators
                              For the Quarter Ended
                             (Dollars in Thousands)


                                      June           Mar.        Dec.         Sept.        June        March          Dec.
                                      2003           2003        2002         2002         2002         2002          2001
                                      ----           ----        ----         ----         ----         ----          ----

Total assets ...................   $  220,341   $  205,084   $  181,169   $  170,004   $  156,097   $  121,510   $  124,308
Total loans ....................   $  185,279   $  147,630   $  145,068   $  125,467   $  122,572   $  100,296   $  101,077
Total deposits .................   $  166,064   $  151,687   $  132,655   $  130,653   $  121,358   $   88,852   $   81,856

# of loan accounts .............        1,720        1,628        1,590        1,498        1,473        1,341        1,300
# deposit accounts .............        5,765        5,539        5,309        5,393        4,981        3,850        3,675

Total accounts .................        7,485        7,167        6,899        6,891        6,454        5,191        4,975

Net interest income ............   $    1,939   $    1,570   $    1,390   $    1,390   $    1,305   $    1,288   $    1,209
Loan loss reserve ..............   $    2,071   $    1,769   $    1,656   $    1,540   $    1,466   $    1,317   $    1,215
Earnings .......................   $      382   $      352   $      329   $      306   $      267   $      242   $      208
Earnings  per share (Basic) ** .   $     0.25   $     0.23   $     0.22   $     0.20   $     0.18   $     0.16   $     0.15
Earnings  per share (Diluted) **   $     0.24   $     0.22   $     0.21   $     0.19   $     0.17   $     0.15   $     0.14

Equity ## *** ..................   $   13,508   $   13,057   $   12,710   $   12,379   $   12,103   $   11,745   $   11,549
Book value per share ** ........   $     8.79   $     8.58   $     8.36   $     8.15   $     7.97   $     7.74   $     7.63

# offices open .................            5            5            5            5            5            4            4
# offices under construction ...            2            1            0            0            0            1            1
# office sites purchased / under            1            2            2            2            2            1            1
contract

Full time equivalent personnel .           71           60           61           59           55           57           50

Average shares adjusted ........    1,531,191    1,521,084    1,519,972    1,518,206    1,524,807    1,516,824    1,405,979
Average diluted shares .........    1,602,225    1,594,400    1,583,858    1,581,642    1,587,325    1,563,876    1,455,070

                                       Sept.        June         March        Dec.         Sept.          June
                                        2001        2001         2001         2000         2000           2000
                                        ----        ----         ----         ----         ----           ----

Total assets ...................   $  120,290   $  113,775   $  105,355   $   92,128   $   86,466   $   77,812
Total loans ....................   $   95,822   $   91,336   $   84,569   $   75,375   $   68,059   $   60,964
Total deposits .................   $   82,048   $   78,567   $   77,686   $   66,172   $   63,680   $   56,896

# of loan accounts .............        1,238        1,199        1,139        1,066          967          860
# deposit accounts .............        3,565        3,348        3,144        2,943        2,745        2,400

Total accounts .................        4,803        4,547        4,283        4,009        3,712        3,260

Net interest income ............   $    1,100   $    1,007   $      919   $      832   $      759   $      745
Loan loss reserve ..............   $    1,140   $    1,065   $    1,001   $      941   $      911   $      895
Earnings .......................   $      181   $      152   $      104   $       59   $       62   $       53
Earnings  per share (Basic) ** .   $     0.12   $     0.12   $     0.08   $     0.04   $     0.04   $     0.04
Earnings  per share (Diluted) **   $     0.11   $     0.11   $     0.08   $     0.04   $     0.04   $     0.04

Equity ## *** ..................   $   10,223   $    9,379   $    9,185   $    9,152   $    9,343   $    9,447
Book value per share ** ........   $     7.41   $     7.17   $     6.97   $     6.94   $     6.87   $     6.77

# offices open .................            3            3            3            3            3            3
# offices under construction ...            2            1            1            1            1            1
# office sites purchased / under            1            2            1
contract

Full time equivalent personnel .           46           39           38           37           39           39

Average shares adjusted ........    1,517,515    1,307,483    1,310,933    1,328,986    1,382,198    1,386,915
Average diluted shares .........    1,575,661    1,347,449    1,345,615    1,348,048    1,382,198    1,386,915

** Adjusted for 15% stock dividends in 2003 and 10% stock dividends in 2002 and 2001.
## Decreases in December, September, and June 2000 is attributable to the stock buy back program
*** Increase in December and September 2001 equity includes the effect of stock offering